Exhibit 99.1

Senmiao Technology Reports Fiscal 2022 Third Quarter Financial Results

CHENGDU, China, February 15, 2022 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced financial results for the fiscal 2022 third quarter ended December 31, 2021. Additional information regarding Senmiao's results of operations for the quarter ended December 31, 2021, can be found in the quarterly report on Form 10-Q that was filed with the U.S. Securities and Exchange Commission on February 14, 2022.

Fiscal 2022 Third Quarter Financial and Operating Highlights

•	Total revenues of $3.5 million, an increase of approximately 116% from $1.6 million in the prior-year period, primarily as a result of increased operating lease revenues from automobile rentals and revenues from online ride-hailing platform services.
•	Net loss from continuing operations was $0.1 million, decreased from net loss of $3.7 million in the prior-year period.
•	During the nine months ended December 31, 2021, approximately 10.2 million rides were completed through Senmiao’s platform with gross fares paid by riders totaling $32.2 million.
•	During the three months ended December 31, 2021, Senmiao launched its online ride-hailing platform in five cities, expanding its relationship with Gaode Map (AutoNavi Software Co., Ltd.) to Xuzhou and Suzhou, two major cities in Jiangsu Province; Hezhou, a city in Guangxi Province; Shenyang, the capital of Liaoning Province; and Haikou, the capital of Hainan Province.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “We are pleased that our continued top line growth has resulted in an improved bottom line during the third quarter of fiscal year 2022. Our business is primarily driven by our automobile rental leasing business and online ride-hailing platform services. Since its launch in October 2020, we have helped facilitate over 18.1 million rides in 14 cities as of the end of January 2022. As we continue to launch the platform in new cities and expand our relationships with key partners, we anticipate operating lease revenues from automobile rentals will continue to grow, as will revenue from online ride-hailing platform services, which we expect will accelerate our return to profitability.”

Mr. Wen continued, “During the first nine months of fiscal year 2022, we have continued to deepen our strategic relationships with partners such as Meituan and Gaode Map while establishing new cooperations with brands that have a strong local presence in existing and new markets. We believe developing an extensive network of trusted partners will play a critical role in elevating Senmiao’s position as a leading online ride-hailing platform provider in China. We look forward to working closely with new and existing partners as we serve an ever-growing population of ride-hailing drivers and riders.”

Financial Review

Revenues

Total revenues were $3.5 million for the fiscal third quarter ended December 31, 2021, an increase of 116% from $1.6 million in the prior-year period and an increase of 24% from $2.9 million in the prior sequential quarter. The increase was largely due to the $1.0 million increase in operating lease revenues from automobile rentals and $0.7 million increase in revenue contributions from online ride-hailing platform services, which was supported by the launches of our platform in 11 new cities in China as well as the new cooperation model with Meituan during the fiscal third quarter as compared with the prior-year period. This was partially offset by a lack of revenue contributions from the Company’s legacy businesses related to automobile sales and facilitation of automobile transactions and financing, which was a result of the Company’s shift in business focus to automobile leasing.

Cost of Revenues

Cost of revenues increased to $2.7 million for the fiscal third quarter ended December 31, 2021, compared to $1.8 million in the prior-year period, primarily due to a $0.4 million increase in cost of automobiles under operating leases and $0.7 million increase in direct expense and technical service fees related to Senmiao’s online ride-hailing platform. The increase in these two segments is mainly attributable to the expansion of these two businesses.

Gross Profit

Gross profit was $0.9 million for the fiscal third quarter ended December 31, 2021, compared to gross loss of $0.2 million in the prior-year period, primarily as a result of the growth in Senmiao’s operating lease business and the new cooperation model with Meituan.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased to $3.8 million for the fiscal third quarter ended December 31, 2021, from $2.4 million in the prior-year period. The increase was mainly attributable to a $0.6 million increase in salary and employee benefits as Senmiao’s employee headcount increased from 241 to 333; a $0.3 million increase in offices rental and charges; and a $0.5 million increase in financial, legal and marketing consulting, which were partially offset by a $0.3 million decrease in amortization of intangible assets and rendered automobiles that have not been sub-leased as Senmiao leased more automobiles during this quarter than in the prior-year period.

Net Loss

Net loss from Senmiao’s continuing operations for the fiscal third quarter ended December 31, 2021, improved to $0.1 million, from a net loss of $3.7 million in the prior-year period. This was primarily the result of the increased revenues, costs and the gain in change in fair value of derivative liabilities. During the fiscal third quarter ended December 31, 2021, Senmiao had a gain of $3.6 million from change in fair value of derivative liabilities related to warrants issued in Senmiao’s historical offerings, from a loss of $1.0 million in the prior-year period.

Earnings (Loss) per Share

Earnings per share for continuing operations for the fiscal third quarter ended December 31, 2021, was approximately $0.00 based on a weighted average number of basic and diluted common stock of 59.2 million, compared to loss per share of approximately $0.07 based on a weighted average number of basic and diluted common stock of 43.8 million in the prior-year period.

Financial Position

As of December 31, 2021, Senmiao had cash and cash equivalents of $2.8 million, compared to $4.4 million as of March 31, 2021.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including statements concerning the development of Senmiao's automobile transaction, financing, rental and related services and online ride-hailing platform, the Chinese ride-hailing and automobile financial leasing markets, Senmiao's plans, objectives, goals, strategies, and performance, and the impact of COVID-19 on Senmiao's business), as well as the assumptions such statements and other statements that are not statements of historical facts are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:
The Equity Group Inc.	In China
Carolyne Sohn, Vice President	Lucy Ma, Associate
+1 415-568-2255	+86 10 5661 7012
csohn@equityny.com	lma@equityny.com

© 2022 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	December 31,	March 31,
	2021	2021
	(Unaudited)
ASSETS
Current assets
Cash, and cash equivalents	$2,801,711	$4,448,075
Accounts receivable, net, current portion	794,389	1,437,195
Inventories	211,054	127,933
Finance lease receivables, net, current portion	356,504	541,605
Prepayments, other receivables and other assets, net	3,797,476	3,905,278
Due from related parties	27,938	39,572
Current assets - discontinued operations	12,334	393,348
Total current assets	8,001,406	10,893,006

Property and equipment, net
Property and equipment, net	6,429,798	3,700,147
Property and equipment, net - discontinued operations	—	5,592
Total property and equipment, net	6,429,798	3,705,739

Other assets

Operating lease right-of-use assets, net	354,312	499,221
Operating lease right-of-use assets, net, related parties	578,951	580,367
Financing lease right-of-use assets, net	2,096,466	4,778,772
Intangible assets, net	939,193	968,131
Goodwill	—	135,388
Accounts receivable, net, noncurrent	29,275	269,183
Finance lease receivables, net, noncurrent	158,163	473,472
Total other assets	4,156,360	7,704,534

Total assets	$18,587,564	$22,303,279

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities
Borrowings from financial institutions	$500,363	$310,662
Accounts payable	124,052	44,769
Advances from customers	749,345	155,586
Income tax payable	17,947	17,408
Accrued expenses and other liabilities	6,561,161	6,655,592
Due to related parties and affiliates	364,705	352,827
Operating lease liabilities	156,769	209,644
Operating lease liabilities - related parties	366,998	243,726
Financing lease liabilities	4,526,480	5,172,943
Derivative liabilities	3,981,377	1,278,926
Current liabilities - discontinued operations	527,104	2,336,861
Total current liabilities	17,876,301	16,778,944

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	December 31,	March 31,
	2021	2021
	(Unaudited)
Other liabilities
Borrowings from financial institutions, noncurrent	27,982	44,962
Operating lease liabilities, non-current	179,778	263,708
Operating lease liabilities, non-current - related parties	293,987	341,549
Financing lease liabilities, non-current	1,311,647	2,256,553
Deferred tax liability	46,386	44,993
Total other liabilities	1,859,780	2,951,765

Total liabilities	19,736,081	19,730,709

Commitments and contingencies

Mezzanine equity (redeemable)
Series A convertible preferred stock (par value $0.0001 per share, 5,000 shares authorized; 5,000 and 0 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively), net of issuance costs of $118,344	820,799	—

Stockholders’ equity (deficiency)
Common stock (par value $0.0001 per share, 100,000,000 shares authorized; 61,783,794 and 49,780,725 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively)	6,178	4,978
Additional paid-in capital	42,430,881	40,755,327
Accumulated deficit	(39,738,151)	(34,064,921)
Accumulated other comprehensive loss	(778,437)	(838,671)
Total Senmiao Technology Limited stockholders’ equity	1,920,471	5,856,713

Non-controlling interests	(3,889,787)	(3,284,143)

Total equity (deficiency)	(1,969,316)	2,572,570

Total liabilities, mezzanine equity and equity (deficiency)	$18,587,564	$22,303,279

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$3,543,049	$1,638,550	$8,249,033	$4,175,862
Cost of revenues	(2,692,177)	(1,793,815)	(9,339,832)	(3,588,586)
Gross profit (loss)	850,872	(155,265)	(1,090,799)	587,276

Operating expenses
Selling, general and administrative expenses	(3,764,222)	(2,401,250)	(10,429,219)	(7,110,884)
Provision for doutful accounts, net of recovery	22,330	187,907	(80,410)	106,835
Impairments of long-lived assets and goodwill	(7,982)	(41,983)	(178,125)	(122,206)
Total operating expenses	(3,749,874)	(2,255,326)	(10,687,754)	(7,126,255)

Loss from operations	(2,899,002)	(2,410,591)	(11,778,553)	(6,538,979)

Other income (expense)
Other expense (income), net	170,847	(72,586)	152,893	56,795
Interest expense	(16,475)	(2,158)	(44,123)	(37,698)
Interest expense on finance leases	(97,919)	(150,227)	(313,766)	(587,457)
Change in fair value of derivative liabilities	3,536,859	(1,030,843)	5,185,309	(1,443,784)
Issuance costs for issuing series A convertible preferred stock	(821,892)	—	(821,892)	—
Total other income (expense), net	2,771,420	(1,255,814)	4,158,421	(2,012,144)

Loss before income taxes	(127,582)	(3,666,405)	(7,620,132)	(8,551,123)
Income tax expense	(4,539)	(7,487)	(4,550)	(14,464)
Net loss from continuing operations	(132,121)	(3,673,892)	(7,624,682)	(8,565,587)
Net loss from discontinued operations, net of applicable income taxes	—	(572)	—	(78,351)

Net loss	(132,121)	(3,674,464)	(7,624,682)	(8,643,938)
Net loss attributable to non-controlling interests from continuing operations	287,580	593,452	1,951,452	1,401,697

Net income (loss) attributable to the Company's stockholders	$155,459	$(3,081,012)	$(5,673,230)	$(7,242,241)
Net loss	$(132,121)	$(3,674,464)	$(7,624,682)	$(8,643,938)

Other comprehensive income (loss)
Foreign currency translation adjustment	70,638	(61,953)	48,458	(215,452)

Comprehensive loss	(61,483)	(3,736,417)	(7,576,224)	(8,859,390)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
less: Total comprehensive loss attributable to noncontrolling interests	(303,768)	(252,130)	(1,984,990)	(1,038,954)
Total comprehensive income (loss) attributable to stockholders	$242,285	$(3,484,287)	$(5,591,234)	$(7,820,436)
Weighted average number of common stock
Basic and diluted	59,226,547	43,822,321	55,792,713	36,906,608

Earnings (loss) per share - basic and diluted
Continuing operations	$0.00	$(0.07)	$(0.10)	$(0.19)

Earnings (loss) per share -
Discontinued operations	$—	$(0.00)	$—	$(0.00)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollar, except for the number of shares)

	For the Nine Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,624,682)	$(8,643,938)
Net loss from discontinued operations	—	(78,351)
Net loss from continuing operations	(7,624,682)	(8,565,587)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	849,642	175,884
Stock compensation expense	653,000	445,000
Issuance costs for series A convertible preferred stock	821,892	—
Amortization of right-of-use assets	3,347,999	3,119,274
Amortization of intangible assets	104,829	59,209
Provision for doubtful accounts, net of recovery	80,410	(106,835)
Impairments of long-lived assets	178,125	122,206
Gain (loss) on disposal of equipment	—	(420)
Change in fair value of derivative liabilities	(5,185,309)	1,443,784
Change in operating assets and liabilities
Accounts receivable	820,818	227,174
Inventories	(126,351)	226,852
Prepayments, other receivables and other assets	396,788	137,701
Finance lease receivables	524,831	113,911
Accounts payable	76,877	174,160
Advances from customers	581,180	52,453
Income tax payable	—	7,847
Accrued expenses and other liabilities	(231,230)	2,223,905
Operating lease liabilities	(149,466)	(132,885)
Operating lease liabilities - related parties	(124,143)	68,326
Net cash used in operating activities from continuing operations	(5,004,790)	(208,041)
Net cash used in operating activities from discontinued operations	(1,454,382)	(1,578,633)
Net Cash Used in Operating Activities	(6,459,172)	(1,786,674)

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,460,067)	(199,896)
Purchases of intangible assets	(76,637)	—
Cash acquired from XXTX, net of cash paid to XXTX	—	7,975
Net cash used in investing activities from continuing operations	(3,536,704)	(191,921)
Net cash used in investing activities from discontinued operations	(1,398)	(2,258)
Net Cash Used in Investing Activities	(3,538,102)	(194,179)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Nine Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in registered direct offering	5,771,053	—
Net proceeds from issuance of common stock and warrants in an underwritten public offering	—	6,098,297
Net proceeds from issuance of common stock upon warrants exercised	22,015	496,117
Net proceeds from issuance of series A convertible preferred stock and warrants in a private placement offering	4,369,937	—
Borrowings from a financial institution	693,777	508,275
Loan to related parties	(171,738)	—
Borrowings from related parties and affiliates	15,546	—
Repayments to related parties and affiliates	—	(213,342)
Repayments of current borrowings from financial institutions	(529,226)	(354,504)
Principal payments of finance lease liabilities	(1,994,077)	(1,771,214)
Net cash provided by financing activities from continuing operations	8,177,287	4,763,629
Net cash used in financing activities from discontinued operations	—	(167,315)
Net Cash Provided by Financing Activities	8,177,287	4,596,314

Effect of exchange rate changes on cash and cash equivalents	173,623	83,332

Net (decrease) increase in cash and cash equivalents	(1,646,364)	2,698,793
Cash and cash equivalents, beginning of period	4,448,075	844,027
Cash and cash equivalents, end of period	2,801,711	3,542,820

Less: Cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents from continuing operations, end of period	$2,801,711	$3,542,820
Supplemental Cash Flow Information
Cash paid for interest expense	$44,123	$35,419
Cash paid for income tax	$—	$—
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$196,671	$3,145,506
Recognition of right-of-use assets and lease liabilities, related parties	$180,973	$—
Acquisition of equipment through prepayment and financing lease receivables offset	$—	$540,968
Allocation of fair value of derivative liabilities for issuance of common stock proceeds	$7,933,434	$(241,919)
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$45,674	$984,803
Acquisition of XXTX with payables	$—	$314,290
Acquisition of XXTX's minority interest with issuance of common stock at fair value	$1,972,717	$—